ARTICLES OF AMENDMENT
                                 TO THE
                        ARTICLES OF INCORPORATION
                                   OF
                           MOUNTAIN ASHE, INC.

      Pursuant to the provisions of the Colorado Corporation Code, Mountain Ashe, Inc. (the "Corporation") adopts the following Articles of Amendment to its Articles of Incorporation:

      FIRST:    The name of the Corporation is Mountain Ashe, Inc.

      SECOND:   The following amendments were adopted vote of the shareholders of the Corporation sufficient for approval on August 19, 1987, in the manner prescribed by the Colorado Corporation Code:

Amendment to Articles of Incorporation. The Articles of Incorporation are amended by deletion of the current Article First and substitution of the following:

     "FIRST:  The name of the corporation is Holographic Systems, Inc."

      THIRD:   This amendment does not provide for any exchange,
reclassification, or cancellation of issued shares.

      FOURTH:   This amendment does not effect a change in the amount of stated
capital of the Corporation.

                                MOUNTAIN ASHE, INC.

                                By: /s/ Glenn G. Smith
                                ----------------------
                                Glenn G. Smith, President
                                            and Secretary

STATE OF COLORADO     )
                      )ss
COUNTY OF ARAPAHOE    )

      Before me, Rosemarie Simone, a Notary Public in and for the said County and State, personally appeared Glenn G. Smith, who acknowledged before me that he is the President of Mountain Ashe, Inc., a Colorado corporation, and that he signed the foregoing Articles of Amendment as his free and voluntary act and deed for the uses and purposes therein set forth, and that the facts contained therein are true.

      In witness whereof, I have hereunto set my hand and seal this 17th day of September, 1987.

      My Commission Expires: August 12, 1991.

                                 /s/ Rosemarie J. Simone
                                       Notary Public